Exhibit 99.1

Finish Line Reports First Quarter Fiscal Year 2016 Results

INDIANAPOLIS, June 26, 2015 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended May 30, 2015.

For the thirteen weeks ended May 30, 2015:

●	Consolidated net sales were $443.4 million, an increase of 9.1% over the prior year period.

●	Finish Line comparable store sales increased 5.5%.

●	On a GAAP basis, diluted earnings per share increased to $0.30 from $0.25 in the prior year.

●	Non-GAAP diluted earnings per share, which excludes the impact of impairment charges and store closing costs increased to $0.30 from $0.28 in the prior year.

“Fiscal 2016 is off to a solid start,” said Glenn Lyon, Chairman and Chief Executive Officer of Finish Line. “We're delivering an enhanced customer experience with our commitment to offering latest and greatest merchandise assortments and providing world class service. We will continue to drive consistent growth and increased profitability across each of our divisions with focus on our customer-centric operating model. We are confident that our strategies will translate into greater value for our shareholders over the long-term”

Balance Sheet

As of May 30, 2015, consolidated merchandise inventories increased 9.6% to $323.3 million compared to $295.0 million as of May 31, 2014.

The company repurchased 1.25 million shares of common stock in the first quarter, totaling $31.3 million. The company has 5.0 million shares remaining on its current Board authorized repurchase program.

As of May 30, 2015, the company had no interest-bearing debt and $82.2 million in cash and cash equivalents.

Outlook

For the fiscal year ending February 27, 2016, the company still expects comparable store sales to be up in the low single to mid single digit range and earnings per share to increase in the low single to mid single digit range over fiscal year 2015 non-GAAP diluted earnings per share of $1.67.

Q1 Fiscal 2016 Conference Call Today, June 26, 2015 at 8:30 a.m.

The company will host a conference call for investors today, June 26, 2015, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #65710106. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #65710106. This recording will be made available through Monday, July 27, 2015. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures including operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,020 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates the Running Specialty Group. This includes 76 specialty running stores in 17 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, Indiana Running Company, and JackRabbit Sports banners. More information is available at www.run.com or www.boulderrunningcompany.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended
	May 30, 2015	May 31, 2014
Net sales	$443,394	$406,531
Cost of sales (including occupancy costs)	304,418	277,651
Gross profit	138,976	128,880
Selling, general and administrative expenses	116,457	108,896
Impairment charges and store closing costs	168	2,314
Operating income	22,351	17,670
Interest (expense) income, net	(2)	7
Income before income taxes	22,349	17,677
Income tax expense	8,615	7,022
Net income	13,734	10,655
Net loss attributable to redeemable noncontrolling interest	55	1,780
Net income attributable to The Finish Line, Inc.	$13,789	$12,435
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.30	$0.25
Diluted weighted average shares	45,719	48,360
Dividends declared per share	$0.09	$0.08

Finish Line store activity for the period:
Beginning of period	637	645
Opened	2	3
Closed	(15)	(3)
End of period	624	645
Square feet at end of period	3,413,420	3,512,190
Average square feet per store	5,470	5,445
Branded shops within department stores activity for the period:
Beginning of period	395	185
Opened	—	77
Closed	—	—
End of period	395	262
Square feet at end of period	422,783	294,978
Average square feet per shop	1,070	1,126
Running Specialty store activity for the period:
Beginning of period	71	48
Acquired	4	8
Opened	1	2
Closed	—	—
End of period	76	58
Square feet at end of period	275,842	199,905
Average square feet per store	3,630	3,447

	Thirteen Weeks Ended
	May 30, 2015	May 31, 2014
Net sales	100.0%	100.0%
Cost of sales (including occupancy costs)	68.7	68.3
Gross profit	31.3	31.7
Selling, general and administrative expenses	26.2	26.8
Impairment charges and store closing costs	0.1	0.6
Operating income	5.0	4.3
Interest (expense) income, net	—	—
Income before income taxes	5.0	4.3
Income tax expense	1.9	1.7
Net income	3.1	2.6
Net loss attributable to redeemable noncontrolling interest	—	0.5
Net income attributable to The Finish Line, Inc.	3.1%	3.1%

	Condensed Consolidated Balance Sheets
	May 30, 2015	May 31, 2014	February 28, 2015
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$82,193	$196,583	$149,569
Merchandise inventories, net	323,319	294,990	343,403
Other current assets	34,428	26,526	37,685
Property and equipment, net	275,373	228,722	274,360
Goodwill	44,187	29,458	34,719
Other assets, net	9,830	8,422	10,119
Total assets	$769,330	$784,701	$849,855
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$135,566	$162,361	$197,497
Deferred credits from landlords	29,964	28,674	29,143
Other long-term liabilities	33,538	21,632	33,481
Redeemable noncontrolling interest, net	35	561	90
Shareholders’ equity	570,227	571,473	589,644
Total liabilities and shareholders’ equity	$769,330	$784,701	$849,855

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 30, 2015		May 31, 2014
Operating income, GAAP	$22,351	5.0%	$17,670	4.3%
Impairment charges and store closing costs	168	0.1	2,314	0.6
Operating income, Non-GAAP	$22,519	5.1%	$19,984	4.9%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 30, 2015		May 31, 2014
Net income attributable to The Finish Line, Inc., GAAP	$13,789	3.1%	$12,435	3.1%
Impairment charges and store closing costs, net of income taxes*	103	—	1,367	0.3
Net income attributable to The Finish Line, Inc., Non-GAAP	$13,892	3.1%	$13,802	3.4%
* Net of decrease to net loss attributable to redeemable noncontrolling interest for the thirteen weeks ended May 31, 2014 related to impairment charges of $56.

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended
	May 30, 2015	May 31, 2014
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.30	$0.25
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	—	0.03
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.30	$0.28

 Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914